EXHIBIT 99.5
                                                                ------------



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors of Precision Drilling Corporation as Administrator to Precision Drilling Trust


We consent to the use of our audit report, dated March 2, 2006, included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such report in the registration statement (File No. 333-115330) on Form F-10 of Precision Drilling Corporation.




/s/KPMG LLP

Chartered Accountants
Calgary, Canada
March 2, 2006